Exhibit 10.12
STOCKHOLDERS AGREEMENT
Dated as of October 13, 2010
By and Among
CAREY INVESTMENT HOLDINGS CORP.,
CAREY INTERMEDIATE HOLDINGS CORP.,
ASSOCIATED MATERIALS, LLC
and
THE STOCKHOLDERS SIGNATORY HERETO

i

ii

STOCKHOLDERS AGREEMENT
This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of October 13, 2010, by and among Carey Investment Holdings Corp., a Delaware corporation (together with its successors and assigns, the “Company”), Carey Intermediate Holdings Corp., a Delaware corporation (together with its successors and assigns, “Holdings”), Associated Materials, LLC, a Delaware limited liability company, Hellman & Friedman Capital Partners VI, L.P., a Delaware limited partnership (“H&F VI”), Hellman & Friedman Capital Partners VI (Parallel), L.P., a Delaware limited partnership (“H&F VI Parallel”), Hellman & Friedman Capital Executives VI, L.P., a Delaware limited partnership (“H&F Executives VI”), Hellman & Friedman Capital Associates VI, L.P., a Delaware limited partnership (“H&F Associates VI”), certain stockholders and holders of Options of the Company listed on the Executive Signature Page hereto (collectively, the “Executives”) and any other stockholder or holder of Options of the Company who from time to time becomes a party hereto pursuant to Section 5.6(b).
W I T N E S S E T H :
WHEREAS, pursuant to a Subscription Agreement, dated as of October 13, 2010, among the Company, H&F VI, H&F Parallel VI, H&F Executives VI and H&F Associates VI, H&F VI, H&F Parallel VI, H&F Executives VI and H&F Associates V, severally and not jointly, subscribed for shares of Common Stock and Convertible Notes as set forth on Schedule 1 to such agreement;
WHEREAS, each of the Executives, pursuant to Subscription Agreements, dated as of October 13, 2010, between the Company and such Executive, agreed to acquire shares of Common Stock for cash upon the terms and subject to the conditions set forth therein and, as a condition of receipt of such shares, is required to enter into this Agreement;
WHEREAS, the Company, Holdings, Associated and the Stockholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the management of the Company, Holdings and Associated as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.1. Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Stockholder or any of such Stockholder’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates) and (ii) none of the H&F Investors shall be considered Affiliates of any portfolio company in which the H&F Investors or any of their investment fund Affiliates have made a debt or equity investment (and vice versa).

“Agreement” shall have the meaning set forth in the preamble to this Agreement.
“Applicable Employee” shall mean (i) with respect to any Management Stockholder who is a director, employee or consultant of the Company or any of its Subsidiaries, such director, employee or consultant and (ii) with respect to any Management Stockholder who is not a director, employee or consultant of the Company or any of its Subsidiaries, the director, employee or consultant of the Company or any of its Subsidiaries with respect to whom such Management Stockholder is a Permitted Transferee.
“Applicable Law” shall mean, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.
“Associated” shall have the meaning set forth in the recitals to this Agreement.
“Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.
“Board” shall mean the Board of Directors of the Company.
“Business Day” shall mean any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are required or authorized by Applicable Law to close.
“Bylaws” shall mean the bylaws of the Company, as amended from time to time.
“Capital Stock” shall mean:
(a) in the case of a corporation, corporate stock (including common and preferred stock);
(b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(c) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

As used herein, unless the context otherwise requires, “Capital Stock” shall refer to the capital stock of the Company.
“Cause” means, with respect to any Applicable Employee, the meaning given to such term in the employment agreement, consulting agreement or other similar agreement specifying the terms of such Applicable Employee’s employment with, service to, or engagement by, the Company or one of its Affiliates, or if no such agreement exists with respect to such Applicable Employee or “Cause” is not defined in such agreement for such Applicable Employee, any of the following: (i) embezzlement, theft or misappropriation by the Applicable Employee of any property of the Company or any of its Affiliates; (ii) any breach by the Applicable Employee of any restrictive covenants applicable to such Applicable Employee; (iii) any breach by the Applicable Employee of any provision of his or her employment agreement or consulting agreement (or other similar agreement specifying the terms of such Applicable Employee’s employment with, service to, or engagement by, the Company or one of its Affiliates), which breach is not cured, to the extent susceptible to cure, within fourteen (14) days after the Company has given written notice to the Applicable Employee describing such breach; (iv) failure or refusal by the Applicable Employee to perform any directive of the Board or the duties of his or her employment, service or engagement which continues for a period of fourteen (14) days following notice thereof by the Company to the Applicable Employee; (v) any act by the Applicable Employee constituting a felony or otherwise involving theft, fraud, dishonesty, misrepresentation or moral turpitude; (vi) the Applicable Employee’s conviction of, or a plea of nolo contendere (or a similar plea) to, any criminal offense; (vii) gross negligence or willful misconduct on the part of the Applicable Employee in the performance of his or her duties as an employee, officer or director of the Company or any of its Affiliates; (viii) the Applicable Employee’s breach of his or her fiduciary obligations, or disloyalty, to the Company or any of its Affiliates; (ix) any act or omission to act of the Applicable Employee intended to harm or damage the business, property, operations, financial condition or reputation of the Company or any of its Affiliates; (x) any chemical dependence of the Applicable Employee which adversely affects the performance of his or her duties and responsibilities to the Company or any of its Affiliates; or (xi) the Applicable Employee’s violation of the Company’s or any of its Affiliate’s code of ethics, code of business conduct or similar policies applicable to such Applicable Employee. The existence or non-existence of Cause with respect to any Applicable Employee will be determined in good faith by the Board.
“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company, as amended from time to time.
“Closing” has the meaning set forth in the Merger Agreement.
“Common Stock” shall mean the Common Stock of the Company, par value $0.01 per share.
“Company” shall have the meaning set forth in the preamble to this Agreement.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Controlled Entity” shall mean any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.
“Convertible Note” means the $5,000,000 in aggregate principal amount of Subordinated Convertible Promissory Notes executed by the Company in favor of the H&F Investors, as they may be amended from time to time.
“Designated Sale Event” shall mean any transaction or series of related transactions that would result in the sale of fifteen percent (15%) or more of the Equity Securities of the Company (calculated by assuming conversion of the Convertible Notes into Common Stock).
“Director” shall mean a member of the Board.
“Dispute” shall have the meaning set forth in Section 5.8.
“Drag Along Event” shall mean a transaction or series of related transactions (whether pursuant to a merger, consolidation, direct or indirect sale of Equity Securities or otherwise) that would result in the sale of at least 50% of the Equity Securities of the Company (which may include Equity Securities held by the Drag Sellers, Other Drag Stockholders and/or other holders of Equity Securities) or a sale of all or substantially all of the assets of the Company, in each case to a Person that is not an Affiliate of any Drag Seller.
“Drag Seller” shall have the meaning set forth in Section 2.4(a) of this Agreement.
“Equity Securities” shall mean, as of any applicable date of determination, the shares of Capital Stock of the Company outstanding as of such date of determination.
“Escrow Holder” shall have the meaning set forth in Section 2.1(g) of this Agreement.
“Excess New Securities” shall have the meaning set forth in Section 2.5(a) of this Agreement.
“Excess Participants” shall have the meaning set forth in Section 2.3(b) of this Agreement.
“Excess Tag Securities” shall have the meaning set forth in Section 2.3(b) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Executives” shall have the meaning set forth in the preamble to this Agreement.
“Governmental Authority” shall mean any U.S. or non-U.S. federal, state, municipal or other governmental department, board, bureau, agency or instrumentality, or any court.
“H&F Investor” and “H&F Investors” shall mean, as of any applicable date of determination, H&F VI, H&F VI Parallel, H&F Executives VI, H&F Associates VI and any of their Affiliates that hold as of such date of determination Equity Securities of the Company.
“Holders’ Counsel” shall have the meaning set forth in the definition of “Registration Expenses.”
“Holdings” shall have the meaning set forth in the recitals to this Agreement.
“Incentive Securities” shall mean and include, at any time, (a) all Stock Options and (b) all shares of Capital Stock issued upon the exercise of Stock Options.
“Incidental Registration” shall have the meaning set forth in Section 3.2(a) of this Agreement.
“In-Kind Distribution” shall mean any Transfer pursuant to which any H&F Investor effects a bona fide distribution of Equity Securities to their partners, members, stockholders or beneficiaries that is made without payment of consideration therefor in accordance with the governing documents of such H&F Investor.
“Management Stockholder” shall mean, as of any applicable date of determination, each of the Executives, each of the members of management or other employees, consultants or directors of the Company or its Subsidiaries and each Permitted Transferee of any of the foregoing individuals who, from time to time, becomes party to this Agreement pursuant to Section 5.6(b) hereto and, in each case, who hold as of such date of determination Equity Securities and/or Options of the Company.
“Management Stockholder Group” means each Executive for so long as he or she holds Equity Securities and/or Options of the Company and any of his or her Permitted Transferees that hold Equity Securities and/or Options of the Company and have become parties to this Agreement pursuant to Section 5.6(b).
“Merger Agreement” means the Agreement and Plan of Merger, dated as of September 8, 2010, among the Company, Holdings, Carey Acquisition Corp. and AMH Holdings, Inc., as amended from time to time.
“NASDAQ” shall mean The Nasdaq Stock Market, Inc.

“New Securities” shall mean any Capital Stock of the Company or any of its Subsidiaries, whether authorized now or in the future, and any rights, options or warrants to purchase any Capital Stock (“Options”), provided that “New Securities” shall not include (a) Capital Stock sold in a Public Offering or in a transaction pursuant to Rule 144A of the Securities Act, (b) Capital Stock issued as consideration in any merger or Recapitalization of the Company or issued as consideration for the acquisition of another Person or assets of another Person, (c) any issuance of Capital Stock approved by the H&F Investors to any Person which is determined by the Board to be strategically beneficial to the operations of the Company (other than solely as a source of capital), (d) Options issued to a commercial bank, commercial leasing company or other Person whose principal business is the extension of financing to third parties as part of any financing transaction, so long as such Options are not the only security or other financing component of such financing transaction, (e) Incentive Securities or (f) Capital Stock issued by any direct or indirect wholly owned Subsidiary of the Company to the Company and/or any one or more of its other wholly owned Subsidiaries.
“New Securities Price” shall have the meaning set forth in Section 2.5(a) of this Agreement.
“Non-H&F Stockholder” shall mean each of the Stockholders other than the H&F Investors.
“Options” shall have the meaning set forth in the definition of “New Securities.”
“Other Drag Stockholders” shall have the meaning set forth in Section 2.4(b) of this Agreement.
“Other Tag Stockholders” shall have the meaning set forth in Section 2.3(a) of this Agreement.
“Participant” shall have the meaning set forth in Section 2.3(b) of this Agreement.
“Permitted Transferee” shall mean, with respect to a Management Stockholder, (i) a trust or custodianship the beneficiaries of which may include only the Applicable Employee for such Management Stockholder, and the spouse and lineal descendants (including children by adoption and step children) of such Applicable Employee and with respect to which such Applicable Employee is the sole trustee or custodian or (ii) any limited liability company or partnership (A) with respect to which all of the outstanding equity interests are beneficially owned solely by the Applicable Employee for such Management Stockholder, and the spouse and lineal descendants (including children by adoption and step children) of such Applicable Employee and (B) with respect to which such Applicable Employee is the sole manager or managing member (if a limited liability company) or the sole general partner (if a limited partnership) and otherwise has the sole power to direct or cause the direction of the management and policies, directly or indirectly, of such limited liability company or partnership, whether through the ownership of voting securities, by contract or otherwise.

“Person” shall mean and include natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
“Plan Asset Regulations” shall mean the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations.
“Post-IPO Release Event” shall have the meaning set forth in Section 2.7.
“Preemptive Exercise Notice” shall have the meaning set forth in Section 2.5(a) of this Agreement.
“Preemptive Notice” shall have the meaning set forth in Section 2.5(a) of this Agreement.
“Pro Rata Amount” shall mean, at any time, (x) with respect to any H&F Investor in connection with any issuance of New Securities, the quotient (expressed as a percentage) obtained by dividing (a) the number of Equity Securities held by such Stockholder at such time (calculated by assuming conversion of the Convertible Notes into Common Stock) by (b) the aggregate number of Equity Securities outstanding at such time (such quotient, the “Maximum Pro Rata Amount”) and (y) with respect to any Non-H&F Stockholder in connection with any issuance of New Securities, the Maximum Pro Rata Amount multiplied by the quotient (which in no event shall exceed one) obtained by dividing (a) the aggregate amount of such New Securities that the H&F Investors, in the aggregate, request to purchase in their Preemptive Exercise Notices with respect to such issuance by (b) the H&F Investors’ (taken together) Maximum Pro Rata Amount of such New Securities. For the avoidance of doubt, it is understood that if the H&F Investors do not deliver any Preemptive Exercise Notice in connection with an issuance of New Securities, the Pro Rata Amount of each Non-H&F Stockholder with respect to such issuance of New Securities shall be 0%.
“Pro Rata Transfer” shall have the meaning set forth in Section 2.7(a).
“Public Offering” shall mean a sale of Common Stock through an underwritten public offering pursuant to an effective registration statement filed with the SEC.
“Recapitalization” shall mean a transaction or series of related transactions that result in a distribution by repurchase to holders of Equity Securities (including any debt or equity financing related to such distribution by repurchase).
“Registration” shall mean each Required Registration and each Incidental Registration.

“Registration Expenses” shall mean, with respect to the Company, all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel and applicable local counsel (the “Holders’ Counsel”) which represents the holders of Registrable Securities to be included in the relevant Registration that are H&F Investors, selected by the holders of a majority of the Registrable Securities held by the H&F Investors to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel) incurred in connection with the sale of Registrable Securities.
“Registrable Securities” shall mean, at any time (x) any shares of Common Stock; and (y) any securities issued or issuable in respect of shares of Common Stock (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise). As to any particular Registrable Securities once issued, such Registrable Securities shall cease to be Registrable Securities:
(a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;
(b) a registration statement on Form S-8 (or any successor form) covering such securities is effective;
(c) such security is sold pursuant to Rule 144 or 145 promulgated under the Securities Act (or another exemption from the registration requirements of the Securities Act);
(d) the holder thereof (together with (i) his, her or its Family Affiliates and Beneficiaries if such holder is a Management Stockholder or (ii) his, her or its Affiliates if such holder is a H&F Investor), beneficially owns (excluding any securities covered by the foregoing clause (b)) less than one percent (1%) of the shares of Common Stock that are outstanding at such time and such holder is able to dispose of all of his, her or its Registrable Securities in any ninety (90) day period pursuant to Rule 144 (or any similar or analogous rule) promulgated under the Securities Act; or

(e) when such securities shall have ceased to be outstanding.
For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Stockholder holds vested but unexercised Stock Options or other Options exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to Article III, such Stockholder must exercise, convert or exchange the relevant Stock Option or other Option and transfer the relevant underlying securities that are Registrable Securities (rather than the Stock Option or other Option) (in each case, net of any amounts required to be withheld by the Company or any of its Subsidiaries in connection with such exercise, conversion or exchange).
“Required Registration” shall have the meaning set forth in Section 3.1(a) of this Agreement.
“Rollover Shares” shall mean the shares of Common Stock purchased by any Management Stockholder for cash on or prior to the earlier of (i) the maturity date of the Convertible Note or (ii) such date on which the Convertible Note shall no longer be outstanding (whether due to prepayment, redemption, conversion or otherwise).
“SEC” shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Stock Options” shall mean all options to purchase Equity Securities granted to members of management and key employees of the Company pursuant to a stock option or similar equity plan approved by the Board.
“Stock Option Plan” shall mean the Carey Investment Holdings Corp. Stock Incentive Plan, as such plan may be amended from time to time.
“Stockholder” shall mean, as of any applicable date of determination, each H&F Investor, each Management Stockholder, each Executive and each other Person who becomes a party to this Agreement pursuant to Section 5.6(b) and, in each case, who holds Equity Securities of the Company as of such date of determination.

“Subsidiary” shall mean, with respect to any Person at any time, any corporation, partnership, business trust, joint stock company, association, limited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation, a majority of the partnership, membership or other similar ownership interests thereof is at such time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, limited liability company, business trust, joint stock company, association or other business entity other than a corporation if such Person or Persons shall be allocated a majority of the partnership, association or other business entity gains or losses or shall be or control the managing director, manager, a general partner or the trustee of such partnership, limited liability company, business trust, joint stock company, association or other business entity.
“Tag-Eligible Securities” shall mean Equity Securities and shares of Common Stock issuable upon the exercise of Stock Options that are vested as of any applicable date of determination that are of the same class, series and type of Equity Securities set forth in the relevant Transfer Notice.
“Tag Sellers” shall have the meaning set forth in Section 2.3(a) of this Agreement.
“Transfer” shall have the meaning set forth in Section 2.1(a) of this Agreement.
“Transfer Notice” shall have the meaning set forth in Section 2.3(a) of this Agreement.
“Voting Stock” shall mean the Common Stock any other Capital Stock of the Company entitled to vote in the election of directors of the Company.
“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.
ARTICLE II
TRANSFER OF EQUITY SECURITIES
Section 2.1. General Restrictions on Transfers.
(a) Prior to the consummation of an initial Public Offering, no Stockholder may, directly or indirectly sell, exchange, assign, pledge, hypothecate, gift or otherwise or transfer, dispose of or encumber (all of which acts shall be deemed included in the term “Transfer” as used in this Agreement) any Equity Securities or any legal, economic or beneficial interest in any Equity Securities (in each case, whether held in its own right or by its representative and whether voluntary or involuntary or by operation of law) unless (i) such Transfer of Equity Securities is made on the books of the Company and is not in violation of the provisions of this ARTICLE II and (ii) the transferee of such Equity Securities (if other than (A) the Company, any of its Subsidiaries or another Stockholder, (B) a transferee in a sale of Equity Securities made under Rule 144, or (C) a transferee of Shares pursuant to an offer and sale registered under the Securities Act) agrees to become a party to this Agreement pursuant to Section 5.6(b) and executes such further documents as may be necessary, in the reasonable judgment of the Company, to make him, her or it a party hereto. For the avoidance of doubt, it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the H&F Investors, any other private equity fund or any parent entity with respect to any such H&F Investor or private equity fund shall not constitute a Transfer for purposes of this Agreement.

(b) From and after the date hereof until this Agreement is terminated, all certificates or other instruments representing Equity Securities held by any of the Stockholders shall bear a legend which shall substantially state as follows:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND HAVE THE BENEFIT OF A STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 13, 2010, AS THE SAME MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS AGREEMENT HAS BEEN FILED IN THE CHIEF EXECUTIVE OFFICE OF THE COMPANY WHERE THE SAME MAY BE INSPECTED DAILY DURING BUSINESS HOURS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (II) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”
Notwithstanding the foregoing provisions of this Section 2.1(b), the legend required by the paragraph immediately above shall be removed from any such certificates representing Equity Securities (i) when and so long as such Equity Securities shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) if and when requested by the Company, the Company shall have received an opinion of counsel reasonably satisfactory to it that such Equity Securities may be freely Transferred at any time without registration thereof under the Securities Act and that such legend may be removed.
(c) Any purported Transfer of Equity Securities or any interest in any Equity Securities other than in accordance with this Agreement by any Stockholder shall be null and void, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Equity Securities pursuant to any such Transfer.

(d) Without the prior written consent of the H&F Investors, the Company shall not issue any Equity Securities upon original issue or reissue or otherwise dispose of any Equity Securities (other than Equity Securities registered under the Securities Act) unless the recipient or transferee of such Equity Securities (if other than a Stockholder) shall agree to become a party to this Agreement pursuant to Section 5.6(b) hereof and executes such further documents as may be necessary, in the reasonable judgment of the Company, to make him, her or it a party hereto or thereto.
(e) Each Stockholder acknowledges that the Equity Securities have not been registered under the Securities Act and may not be Transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it will not Transfer any Equity Securities at any time if such action would constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Equity Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any Equity Securities to be held by it, him or her shall bear the restrictive legend set forth in Section 2.1(b).
(f) No Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Equity Securities or enter into any agreements or arrangements of either kind with any person with respect to any Equity Securities inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Equity Securities who are not parties to this Agreement), including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Equity Securities, nor shall any Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Equity Securities in any manner which is inconsistent with the provisions of this Agreement.
(g) Each Non-H&F Stockholder agrees that, with respect to any stock certificate(s) evidencing any Equity Securities owned by such Non-H&F Stockholder, the Company shall deliver (or cause to be delivered) such certificate(s) to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such Transfers of such Equity Securities as are in accordance with the terms of this Agreement. The Company agrees to provide such Non-H&F Stockholder with a photocopy of such stock certificate(s) upon such Non-H&F Stockholder’s request. The Non-H&F Stockholder and the Company agree that the Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless the Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of the Escrow Holder under this Agreement. The Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement.

Section 2.2. Permitted Transfers; Restrictions on Transfers by Non-H&F Stockholders Transfers.
(a) Each Stockholder (other than a Management Stockholder) may (i) Transfer any or all of the Equity Securities held by it to any of its Affiliates without complying with the provisions of this ARTICLE II, other than Section 2.1; provided, however, that, with respect to a Transfer to an Affiliate, (x) such Affiliate shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that it will immediately convey record and beneficial ownership of all Equity Securities and all rights and obligations hereunder to such Stockholder or another Affiliate of such Stockholder if it ceases to be an Affiliate of such Stockholder and (y) as a condition to such Transfer, such Affiliate shall become a party to this Agreement as provided in Section 2.1(a), and (ii) after the consummation of the initial Public Offering, distribute any or all of the Equity Securities held by it pursuant to an In-Kind Distribution without complying with the provisions of this ARTICLE II, other than Section 2.1 (but excluding clause (ii) of Section 2.1(a)) and Section 2.7.
(b) Each Stockholder that is a Management Stockholder may Transfer any or all of the Equity Securities held by him or her to a Permitted Transferee without complying with the provisions of this ARTICLE II other than Section 2.1; provided that (i) such Permitted Transferee shall have agreed with all parties hereto, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all Equity Securities and all rights and obligations hereunder to such Management Stockholder or another Permitted Transferee of such Management Stockholder if he, she or it ceases to be a Permitted Transferee of such Management Stockholder and (ii) as a condition to such Transfer, such Permitted Transferee shall become a party to this Agreement as provided in Section 5.6(b); provided, however, that in no event shall the aggregate number of members of any Management Stockholder Group at any time exceed three at such time.
(c) With respect to each Non-H&F Stockholder, during the period beginning on the date hereof and ending on the first anniversary of the consummation of an initial Public Offering (the “Transfer Restriction Period”), such Non-H&F Stockholder shall not Transfer any Equity Securities to any Person, except Transfers (i) to Affiliates or Permitted Transferees, as applicable, pursuant to Section 2.2(a) and 2.2(b), (ii) pursuant to and in compliance with Section 2.3, Section 2.4, Section 2.5 (if such Non-H&F Stockholder is an Alternative Procedure Purchaser), Section 2.6 or Section 2.7, (iii) in a Public Offering pursuant to and in compliance with ARTICLE III or (iv) upon receipt of the prior written consent of the H&F Investors.
Section 2.3. Tag-Along Rights.
(a) Subject to Section 2.3(e), in the event that any H&F Investor or group of H&F Investors (“Tag Sellers”) propose to effect a Transfer of Equity Securities that will result in a Designated Sale Event, such Tag Sellers shall give written notice (the “Transfer Notice”) to the Company and each of the other Stockholders and holders of vested Stock Options that are not Tag Sellers (the “Other Tag Stockholders”) at least fifteen (15) days prior to the scheduled consummation of such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the identity of the proposed purchaser, the type and number of shares of Equity Securities to be sold, the purchase price of each such share of Equity Securities to be sold, the form of consideration, the amount of any escrow, the nature of any other material terms of such sale and the date such proposed sale is expected to be consummated.

(b) Each of the Other Tag Stockholders shall have the right, exercisable upon delivery of an irrevocable written notice to the Tag Seller within ten (10) days after receipt of the Transfer Notice (the “Response Deadline”), to participate in such proposed Transfer on substantially the same terms and conditions as set forth in the Transfer Notice including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Tag Stockholder, ownership of the Equity Securities and such other representations and warranties to be made by the Tag Sellers, the granting of all indemnifications and participating in any escrow arrangements to the extent of their respective pro rata portion and similar agreements agreed to by the Tag Seller, provided that the indemnification obligation of any Other Tag Stockholder to a proposed transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of its respective pro rata portion of the obligation and the proceeds to be received by such Other Tag Stockholder in connection with such Transfer. For the avoidance of doubt, it is understood that in order to be entitled to exercise his, her or its right to sell Equity Securities in a Transfer pursuant to this Section 2.3, each Other Tag Stockholder must agree to make to the proposed purchaser the same representations, warranties, covenants, indemnities and agreements as the Tag Sellers agree to make in connection with such Transfer. For an Other Tag Stockholder to participate in such Transfer with respect to its vested Stock Options (a “Tag Option Holder”), such Tag Option Holder, by the Response Deadline, must deliver to the Company (1) its notice of election to exercise a number of Stock Options up to its pro rata portion (as described below), (2) payment for the aggregate exercise price for such exercise and (3) if not already a party to this Agreement, an executed signature page to this Agreement. Each Other Tag Stockholder electing to participate in the Transfer described in the Transfer Notice (each, a “Participant”) shall indicate in its notice of election to the Tag Seller the maximum number of Tag-Eligible Securities it desires to Transfer. Each such Participant shall be entitled to Transfer a number of Tag-Eligible Securities equal to such holder’s pro rata portion of the total number of Tag-Eligible Securities to be Transferred, as set forth in the Transfer Notice, up to such maximum number, provided that the H&F Investors may, at their option, indicate the number of Tag-Eligible Securities that they desire to Transfer in the aggregate instead of per Participant. For purposes of this Section 2.3(b) and Section 2.3(c), “pro rata portion” shall mean for each Participant, with the H&F Investors being treated as one Participant if so requested, a fraction, the numerator of which is the number of Tag-Eligible Securities held by such Participant (calculated assuming conversion of the Convertible Notes into Common Stock) immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Tag-Eligible Securities (calculated assuming conversion of the Convertible Notes into Common Stock) included in such Transfer outstanding immediately prior to the Transfer proposed in the Transfer Notice held by the Tag Seller and the Other Tag Stockholders collectively. In the event that any Stockholder does not elect to sell all of its respective pro rata portion, the Tag-Eligible Securities that were available for sale by such non-electing Other Tag Stockholders but are not being so sold (the “Excess Tag Securities”) shall automatically be deemed to be accepted for sale by (i) each Other Tag Stockholder who indicated in their written response to the Transfer Notice a desire to participate in the sale of Tag-Eligible Securities in excess of its pro rata portion and (ii) the Tag Seller (collectively, the “Excess Participants”). Unless otherwise agreed by all of the Excess Participants, each Excess Participant shall sell a number of Excess Tag Securities equal to the lesser of (x) the number of Excess Tag Securities indicated in the written response to the Transfer Notice or, in the case of the Tag Seller, the Transfer Notice, if any, and (y) an amount equal to the product of (A) the aggregate number of Excess Tag Securities and (B) a fraction, the numerator of which is the number of Tag-Eligible Securities held at such time by such Excess Participant (calculated assuming conversion of the Convertible Notes into Common Stock) and the denominator of which is the aggregate number of Tag-Eligible Securities held at such time by all Excess Participants (calculated assuming conversion of the Convertible Notes into Common Stock).

(c) Each Participant shall effect its participation in the Transfer by delivering to the Tag Seller (to hold in trust as agent for such Participant), or the Escrow Holder shall deliver to the Tag Seller on behalf of such Participant, in each case, at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of Tag-Eligible Securities that such Participant desires to Transfer in accordance with Section 2.3(b). Such certificate or certificates or other instruments, as applicable, shall be delivered by the Tag Seller to such Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the definitive agreement for the Transfer and such Transferee shall remit to each such Participant its pro rata portion of the sale proceeds (net of any costs and expenses incurred by the Tag Seller in connection with such Transfer) to which such Participant is entitled by reason of its participation in such sale. The Tag Seller’s sale of Equity Securities in any sale proposed in a Transfer Notice shall be effected on terms and conditions not substantially more favorable than those set forth in such definitive agreement for the Transfer and applicable to the other Participants. In the event the proposed Transfer is not consummated within twenty (20) Business Days of the date such certificate or certificates have been delivered to the Tag Seller for such Transfer, the Participant shall have the right to request the Tag Seller in writing to promptly return all certificates and/or instruments received from such Participant.
(d) Notwithstanding the delivery of any Transfer Notice, all determinations as to whether to complete any such Transfer and as to the timing, manner, price and other terms and conditions of any such Transfer shall be at the sole discretion of the Tag Sellers. The exercise or non-exercise of the rights of any of the Other Tag Stockholders hereunder to participate in one or more Transfers of Equity Securities made by the Tag Seller shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section 2.3. Nothing in this Section 2.3 shall change the limitations and obligations set forth in Section 2.1 and 2.2.
(e) This Section 2.3 shall not apply to (i) any Transfer to an Affiliate pursuant to Section 2.2(a), (ii) any Transfer in a Public Offering, (iii) any Transfer pursuant to Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, (iv) any Transfer pursuant to Section 2.5 (if such H&F Investor is an Alternative Procedure Purchaser) or (v) any In-Kind Distribution after the consummation of an Initial Public Offering.
Section 2.4. Drag-Along Rights.
(a) Each Stockholder agrees that a Drag Along Event may be initiated by a written consent to do so executed by the H&F Investors. Each party initiating the Drag Along Event pursuant to the immediately preceding sentence is referred to herein as a “Drag Seller” and all such initiating parties as “Drag Sellers.”

(b) At the written request of the Drag Seller or Drag Sellers, each of the other Stockholders that is not an H&F Investor (the “Other Drag Stockholders”) agrees to vote all of its Voting Stock, at a special or annual meeting of Stockholders or by written consent in lieu of a meeting, in favor of and, if applicable, shall sell its pro rata portion of the amount of Equity Securities and Stock Options to be Transferred in connection with, the Drag Along Event. In order to effect the foregoing covenant, each Stockholder that is an Other Drag Stockholder under this Section 2.4 hereby grants to the H&F Investors, to the extent the H&F Investors are a Drag Seller pursuant to this Section 2.4, with respect to all of such Stockholder’s Voting Stock an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Drag Along Event in compliance with this Section 2.4.
(c) The Company and the Other Drag Stockholders each hereby agree to cooperate fully (including by waiving any other appraisal rights to which such Other Drag Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with, and to take all actions requested by, the Drag Sellers and the purchaser in any such Drag Along Event and, to execute and deliver promptly (and, in any event, by no later than the dates requested by the Drag Seller) all documents (including, without limitation, purchase agreements) and instruments as the Drag Sellers and such purchaser request to effect such Drag Along Event including, without limitation, the making of representations and warranties as to due incorporation, existence and good standing, power and authority of such Other Drag Stockholder, ownership of Equity Securities or Stock Options and such other representations and warrants to be made by the Drag Sellers and the granting of all indemnifications and the execution of all agreements (including, without limitation, participating in any escrow arrangements to the extent of their respective pro rata portion) and substantially similar arrangements which the Drag Sellers is making or executing, provided that the indemnification obligation of any Other Drag Stockholder to proposed purchaser with respect to the breach of any representation or warranty concerning the Company shall be limited to the lesser of the pro rata portion of the obligation and the proceeds to be received by such Other Drag Stockholder in connection with such Drag Along Event. Upon the closing of such Drag Along Event, each Stockholder shall receive its pro rata portion of the proceeds (net of any costs and expenses incurred by the H&F Investors in connection with such Drag Along Event, but only to the extent not paid or payable by the Company) and such sale shall be on substantially the same terms and conditions as afforded to the Drag Seller(s); provided, however, that, in the case of a sale of Common Stock, with respect to any shares of Common Stock for which a Stockholder holds exercisable and vested but unexercised Options, the price per share shall be reduced by the exercise price of such Options or, if required pursuant to the terms of such Options or such Drag Along Event, such Stockholder must exercise the relevant Option and transfer the relevant shares of Common Stock (rather than the Option) (in each case, net of any amounts required to be withheld by the Company); and provided, further, that, notwithstanding anything to the contrary set forth herein, in any event the Company shall be permitted to cause all outstanding Options to be treated in such Drag Along Event in any manner as permitted by their terms, including any applicable equity plans of the Company. Subject to the transaction costs and expenses discussed in the immediately preceding sentence, for purposes of Section 2.4(b) and 2.4(c), “pro rata portion” shall mean with respect to each Stockholder a fraction, the numerator of which is the number of Equity Securities (including, for such purposes, the number Stock Options to be exercised prior to such Transfer or to be cashed-out, assumed or substituted in such Transfer) held by such Stockholder immediately prior to such Drag Along Event and the denominator of which is the total number of such Equity Securities (including, for such purposes, the aggregate number Stock Options to be exercised prior to such Transfer or to be cashed-out, assumed or substituted in such Transfer) outstanding immediately prior to such Drag Along Event, in each case calculated on an as-converted basis and taking into account for each holder of Stock Options that are cashed-out, assumed or substituted in the Transfer, rather than exercised prior to the Transfer for shares of Common Stock, the aggregate exercise price of any such Stock Options cashed-out, assumed or substituted in the Transfer.

Section 2.5. Grant of Preemptive Rights to Stockholders.
(a) In the event that, at any time, the Company or any of its Subsidiaries shall decide to undertake an issuance of New Securities that is permitted by this Agreement, unless the H&F Investors have notified the Company in writing that they will not exercise their rights under this Section 2.5 with respect o such issuance (in which case it is understood that the Company shall have no further obligations under this Section 2.5 with respect to such issuance), the Company shall at such time deliver to each Stockholder written notice of the Company’s or such Subsidiary’s decision, describing the amount, type and principal terms (including the exercise price and expiration date thereof in the case of any Options) of such New Securities, the purchase price per New Security (the “New Securities Price”) to be paid by the purchasers of such New Securities and the other principal terms upon which the Company or such Subsidiary has decided to issue such New Securities, including, without limitation, the expected timing of such issuance, which shall not be less than twenty (20) Business Days after the date upon which such notice is given (the “Preemptive Notice”). Each Stockholder shall have ten (10) Business Days from the date on which they receive the Preemptive Notice to agree by irrevocable written notice to the Company (a “Preemptive Exercise Notice”) to purchase up to their Pro Rata Amount of such New Securities (and any Excess New Securities) for the New Securities Price and upon the general terms specified in the Preemptive Notice by giving irrevocable written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Stockholder. In the event that in connection with such a proposed issuance of New Securities, such Stockholder shall for any reason fail or refuse to give such written notice to the Company within such ten (10) Business Days period, such Stockholder shall, for all purposes of this Section 2.5, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.5 to purchase any of such New Securities. In the event that any Non-H&F Stockholder does not elect to purchase all of its respective Pro Rata Amount of such New Securities, the New Securities that were available for purchase by such non-electing Stockholders (the “Excess New Securities”) shall automatically be deemed to be accepted for purchase by the Stockholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their Pro Rata Amount. Unless otherwise agreed by all of the Stockholders participating in the purchase of such New Securities, each Stockholder who indicated to purchase more than its Pro Rata Amount shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (ii) an amount equal to the product of (A) the aggregate number of Excess New Securities and (B) a fraction, the numerator of which is the number of Equity Securities held at such time by such Stockholder and the denominator of which is the aggregate number of Equity Securities held at such time by all Stockholders who participate in the purchase of Excess New Securities. Each such

Stockholder shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to consummate expeditiously each such issuance of New Securities pursuant to this Section 2.5 and any related transactions, including (1) executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; (2) filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and (3) otherwise cooperating with the Company, such Subsidiary and the other prospective purchasers of such New Securities. Without limiting the generality of the foregoing, each such Stockholder agrees to execute and deliver such subscription and other agreements specified by the Company to which such Stockholder will be party. Notwithstanding anything to the contrary set forth herein, a Stockholder shall not be entitled to participate in an issuance of New Securities pursuant to this Section 2.5 unless at the time of such issuance the Company shall be reasonably satisfied that (x) such Stockholder is an “accredited investor” as defined in Regulation D of the Securities Act or such issuance, after giving effect to the participation of such Stockholder therein, would satisfy the requirements of any other exemption from registration available at such time under the Securities Act with respect to such issuance and (y) an exemption from registration or qualification under any state securities laws or foreign securities laws applicable to such issuance due to the participation of such Stockholder therein would be available with respect to such issuance. All costs and expenses incurred by the Company and its Subsidiaries in connection with any proposed issuance of New Securities (whether or not consummated), including all attorney’s fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or such Subsidiary. In connection with such proposed issuance of New Securities (whether or not consummated), the Company shall pay the fees and out-of-pocket expenses of a single law firm for all the H&F Investors. Any other costs and expenses incurred by or on behalf of any Stockholder in connection with such proposed issuance of New Securities (whether or not consummated) shall be borne by such holder.
(b) In the event any New Securities to be issued by the Company or such Subsidiary are not subject to a Preemptive Exercise Notice, the Company or such Subsidiary shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price, (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice and (iii) such issuance of New Securities takes place within ninety (90) days of the Preemptive Notice. After expiration of the 90-day period, any such New Securities to be issued by the Company or such Subsidiary shall be subject to this Section 2.5.
(c) Notwithstanding any provision hereof to the contrary, if the Company or one of its Subsidiaries elects to issue New Securities other than in compliance with Section 2.5(a), which the Company or such Subsidiary may elect to do only with the prior approval of the H&F Investors and only if the H&F Investors determine that there are exigent circumstances, the Company shall give notice to the Stockholders within ten (10) Business Days after the issuance of such New Securities. Such notice shall set forth the principal terms and conditions of the issuance, including the purchase price of the New Securities, the date on which such New Securities were issued and the identities and addresses of the Persons to whom the New Securities were sold (the “Alternate Procedure Purchasers”). Each Stockholder shall have ten (10) Business Days after the date the Company’s notice is given to elect, by giving notice to the Company and the Alternate Procedure Purchasers, to purchase from the Alternate Procedure Purchasers up to the number of New Securities that such Stockholder would otherwise have the right to purchase pursuant to Section 2.5(a) above had the Company or such Subsidiary complied with the provisions of Section 2.5(a) in connection with the issuance of such New Securities under the terms and conditions set forth in the Company’s notice pursuant to this Section 2.5(c). The closing of sales from the Alternate Procedure Purchasers to the Stockholders pursuant to this Section 2.5(c) shall occur within thirty (30) Business Days of the date notice is given to the Stockholders (subject to extension to the extent necessary to obtain required governmental or other approvals). The Company shall cause any definitive agreements relating to issuances of New Securities to Alternate Procedure Purchasers to include all such provisions as are necessary to give effect to this Section 2.5(c), including the Alternate Procedure Purchasers’ agreement to sell such New Securities to the Stockholders, to the extent applicable, on a pro rata basis (based on the number of New Securities purchased by each Alternate Procedure Purchaser in the applicable issuance).
Section 2.6. Company’s Right to Purchase Common Stock.
(a) Upon termination under any circumstances of an Applicable Employee’s employment with, service to, or engagement by, the Company or any of its Affiliate, the Company shall have the right, but not the obligation, to purchase, from time to time, any or all of the Common Stock held by such Applicable Employee and/or his or her Family Affiliates and Beneficiaries (including, as provided herein, following the exercise of any Option) by delivering written notice (the “Repurchase Notice”) to such Applicable Employee within sixty (60) calendar days after the date of such termination of employment, service or engagement, as applicable (or, if such Common Stock is acquired upon the exercise, conversion or exchange of an Option, subject to the proviso set forth below in this Section 2.6(a) within sixty (60) calendar days after the last date such Option may be exercised, converted or exchanged in accordance with its terms), at the purchase price determined in accordance with Section 2.6(b), Section 2.6(c) or Section 2.6(d), as applicable; provided, however, that if any such share of Common Stock has been held by such Applicable Employee, Family Affiliate or Beneficiary, as the case may be, for six (6) months or less at any time the Company is entitled to exercise its right to purchase such share of Common Stock under this Section 2.6(a) but for this proviso, the Company may exercise such right to purchase such share of Common Stock within (but only within) sixty (60) calendar days after such share of Common Stock has first been held by such Applicable Employee, Family Affiliate or Beneficiary for greater than six (6) months; provided, further, that in no event shall this Section 2.6 apply to any Rollover Shares purchased by any director of the Company or any of its Affiliates who, at the time of such purchase, is also neither an employee of the Company or any of its Affiliates nor a managing director or employee of the H&F Investors or any of their Affiliates.
(b) Subject to Section 2.6(d), if such termination of the Applicable Employee’s employment, service or engagement, as applicable, is under circumstances other than as described in Section 2.6(c), the purchase price to be paid by the Company for any shares of Common Stock to be purchased by the Company pursuant to Section 2.6(a) shall be the fair market value of such shares of Option Stock as of the date the Company purchases such shares in accordance with Section 2.6(a), as determined in good faith by the compensation committee of the Board (without discount for lack of marketability or minority interest), based upon a customary appraisal prepared by an independent appraisal company, or such other reasonable valuation method as such committee shall select and apply as of the given date.

(c) If such termination of the Applicable Employee’s employment is by the Company or an Affiliate thereof for Cause or by the Applicable Employee resigning his or her employment with, service to, or engagement by, the Company or an Affiliate thereof for any reason, the purchase price to be paid by the Company for any shares of Common Stock to be purchased by the Company pursuant to Section 2.6(a) shall be the lesser of: (A) the fair market value (as determined by the compensation committee of the Board in accordance with Section 2.6(b)) of such shares of Common Stock as of the date the Company purchases such shares in accordance with this Section 2.6(a) and (B) the purchase price paid for such shares of Common Stock.
(d) Notwithstanding Section 2.6(b) and Section 2.6(c), the purchase price to be paid by the Company for any shares of Common Stock to be purchased by the Company pursuant to Section 2.6(a) that are Rollover Shares shall be the fair market value (as determined by the compensation committee of the Board in accordance with Section 2.6(b)) of such shares of Common Stock as of the date the Company purchases such shares in accordance with this Section 2.6(a).
(e) If the Company shall elect to exercise its right to purchase any share of Common Stock under Section 2.6(a), the closing of such purchase by the Company shall take place no later than forty-five (45) days after the exercise of such right, which time (i) in the case of the death of the Applicable Employee may be extended to provide for probate of such Applicable Employee’s estate and (ii) may be extended in the circumstances set forth in the last sentence of this Section 2.6(e). On the date scheduled for such closing, the price for the shares of Common Stock to be purchased by the Company, determined in accordance with Section 2.6(b), Section 2.6(c) and/or Section 2.6(d), as applicable, shall be paid by the Company by check or checks to the record holder of such shares against delivery of a certificate or certificates representing the purchased shares in proper form for transfer. Notwithstanding the immediately preceding sentence to the contrary, the Company may pay such price for the shares of Common Stock to be purchased by the Company, in whole or in part, by offsetting amounts outstanding under any indebtedness or obligations owed by the Applicable Employee and/or any of his or her Family Affiliates or Beneficiaries to the Company or any Affiliate thereof. In connection with such closing, such record holder shall warrant in writing to the Company good and marketable title to such shares of Common Stock, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement. Notwithstanding anything to the contrary contained herein, all repurchases of Common Stock by the Company will be subject to applicable restrictions contained under Delaware law and in the Company’s and any Affiliate’s debt and equity financing agreements. If any such restrictions prohibit the Company’s purchase of shares of Common Stock pursuant to Section 2.6(a) which the Company is otherwise entitled to make, the Company may make such purchases as soon as it is permitted to do so under such restrictions, and all restrictions on the transfer of Common Stock in effect on the date such Company purchase right arose shall remain in effect until fifteen (15) days after the end of the period in which the Company is permitted to make such purchases.

(f) If, at any time prior to the date on which the Company’s purchase right with respect to any shares of Common Stock pursuant to Section 2.6(a) terminates, the Company shall determine not to exercise such purchase right with respect to such shares of Common Stock, then the Company shall promptly notify the H&F Investors of such determination. In such event, the H&F Investors shall have the right to exercise such purchase right pursuant to the terms and conditions of this Section 2.6 in the same manner as the Company.
Section 2.7. Certain Transfers after an Initial Public Offering.
(a) After the consummation of an initial Public Offering, in the event that any of the H&F Investors makes an In-Kind Distribution or a Transfer of Equity Securities pursuant to Rule 144 (or any similar or analogous rule) promulgated under the Securities Act (each such Transfer, a “Post-IPO Release Event”), then each of the Non-H&F Stockholders will be entitled to Transfer to any Person at any time after the completion of such Post-IPO Release Event a number of Equity Securities held by such Non-H&F Stockholder (including any Equity Securities that may be issued upon exercise of a vested Stock Option) equal to the product of the following: (x) the number of Equity Securities held by such Non-H&F Stockholder immediately prior to such Post-IPO Release Event multiplied by (y) a fraction, the numerator of which is the aggregate number of Equity Securities Transferred by the H&F Investors in such Post-IPO Release Event and the denominator of which equals the aggregate number of Equity Securities held by the H&F Investors immediately prior to such Post-IPO Release Event.
Section 2.8. Termination of this Article II. Except for Section 2.5 and Section 2.6, this Article II shall terminate and be of no further force or effect on the one-year anniversary of the consummation of an initial Public Offering. Section 2.5 and Section 2.6 shall terminate and be of no further force or effect upon the consummation of an initial Public Offering.
ARTICLE III
REGISTRATION RIGHTS
Section 3.1. Required Registration.
(a) Required Registration. At any time after the occurrence of the initial Public Offering of the Company, the H&F Investors shall have the right to require (a “Demand Request”) the Company to register under the Securities Act all or a portion of such number of Registrable Securities as such Stockholders shall designate for sale in a written request to the Company (each, a “Required Registration”) and such request shall specify the amount and intended method of disposition thereof, which may include, among other things, a shelf registration statement pursuant to Rule 415 (or its successor provision) of the Securities Act (a “Shelf Registration”).

(b) Piggyback Rights. Upon receipt by the Company of a Demand Request or a request for a Shelf Take-Down that will include a Marketed Underwritten Offering (a “Marketed Underwritten Take-Down”), the Company shall deliver a written notice (a “Demand Notice”) to each of the other Stockholders stating that the Company intends to comply with such Demand Request or request for such a Shelf Take-Down and informing each such Stockholder of its right to include Registrable Securities in such Required Registration or such Shelf Take-Down. Within five (5) Business Days after receipt of such Demand Notice or request for such a Shelf Take-Down, each such other Stockholder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Stockholder in such Required Registration or such Shelf Take-Down.
(c) Postponement. The Company may postpone any Required Registration for a reasonable period of time, not to exceed ninety (90) days once in every twelve (12) month period, if the Board determines in good faith that such Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction.
(d) Time for Filing and Effectiveness. As promptly as practicable after a Demand Request but in no event later than the date which is thirty (30) days after such Demand Request, the Company shall file with the SEC the Required Registration with respect to all Registrable Securities to be so registered (which shall be designated by the Company as an Automatic Shelf Registration if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration with the SEC), and shall use its reasonable efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is ninety (90) days after the date of the Demand Request. The Company will use its reasonable best efforts to keep any Required Registration filed pursuant to this Section 3.1 effective for the period beginning on the date on which the Required Registration is declared effective and ending on the earlier of (i) the date of full distribution of the Registrable Securities included in such Required Registration and (ii) (x) in the case of a Shelf Registration, such shorter period as the H&F Investors may agree in writing or (y) in the case of any other Required Registration, the date that is one hundred eighty (180) days from the date of first effectiveness.
(e) Selection of Underwriters. In the event (i) that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten Public Offering or (ii) any Underwritten Shelf Take-Down, the underwriters of such Public Offering or Underwritten Shelf Take-Down shall be one or more underwriting firms of nationally recognized standing selected by the H&F Investors.
(f) Priority on Required Registrations. In the event that, in the case of any Required Registration or Marketed Underwritten Take-Down, the managing underwriter for the Public Offering or Marketed Underwritten Take-Down contemplated by Section 3.1(e) shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting a sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration or Marketed Underwritten Take-Down would adversely affect the Public Offering and sale (including pricing) of such Registrable Securities, then the Registrable Securities that shall be included in the Required Registration or Marketed Underwritten Take-Down shall be reduced to the extent necessary to avoid such adverse affect and each Stockholder (including the H&F Investors) that requested to include Registrable Securities in such Required Registration or Marketed Underwritten Take-Down shall be entitled to include its pro rata share of such Registrable

Securities, based upon the number of Registrable Securities requested to be included by such Stockholders in such Required Registration or Marketed Underwritten Take-Down; provided, however, that if such managing underwriter shall advise the Company that, in such underwriter’s opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.
(g) Shelf Take-Downs. Any of the H&F Investors whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a “Shelf Take-Down”) and, except as set forth in this Section 3.1 with respect to Marketed Underwritten Take-Downs, such H&F Investor shall not be required to permit the offer and sale of Registrable Securities by any other Stockholder in connection with such Shelf Take-Down. If the initiating H&F Investors so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the H&F Investors shall have the right to initiate an Underwritten Shelf Take-Down, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Take-Down shall be deemed to be a registration pursuant to this Section 3.1 and the Company shall provide notice to the other Stockholders of such registration in accordance with the provisions of Section 2.5(b).
(h) Suspension of Shelf Registrations. The Company may suspend the sale of Registrable Securities pursuant to any Shelf Registration for a reasonable period of time, not to exceed ninety (90) days once in every twelve (12) month period, if the Board determines in good faith that sales of Registrable Securities pursuant to such Shelf Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to the Company or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction. Each Stockholder shall keep confidential the fact that such suspension is in effect for the permitted duration of such suspension or until otherwise notified by the Company, except (A) for disclosure to such Stockholder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by Applicable Law. In the case of a Shelf Suspension, the Stockholders agree to suspend use of the applicable prospectus for the permitted duration of such suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notification referred to above. The Company shall immediately notify the Stockholders upon the termination of any such suspension, and shall amend or supplement the prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the suspension and furnish to the Stockholders such numbers of copies of the prospectus as so amended or supplemented as the Stockholders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration if required by the registration form used by the Company for the Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as may reasonably be requested by the H&F Investors.

Section 3.2. Incidental Registration.
(a) Filing of Registration Statement. If the Company at any time proposes to register, for its own account or the account of another Person, any of its securities (an “Incidental Registration”) under the Securities Act (other than (1) in a registration relating solely to employee benefit plans, (2) a registration statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a registration statement relating solely to dividend reinvestment or similar plans, (5) a shelf registration statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiary that are convertible for Registrable Securities and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes and sell the Registrable Securities into which such notes may be converted or (6) a registration pursuant to Section 3.1 hereof), for sale to the public in a Public Offering, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least ten (10) Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it under such registration statement (which request shall (i) be made within five (5) Business Days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), the Company will use its reasonable efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by such Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to terminate such registration statement and not to register such securities, the Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.
(b) Selection of Underwriters. Notice of the Company’s intention to register such securities shall designate the proposed underwriters of such Public Offering and shall contain the Company’s agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Company has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of Registrable Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

(c) Priority on Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise the Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities the Company shall include in such Incidental Registration the number of securities that the Company is so advised should be sold in such Public Offering, in the following amounts and order of priority:
(i) first, securities proposed to be sold by the Company for its own account;
(ii) second, the Registrable Securities requested to be registered by Stockholders (including the H&F Investors) pro rata among such Stockholders on the basis of the number of Registrable Securities requested to be sold by such Stockholders pursuant to this Section 3.2; provided, however, that if such managing underwriter shall advise the Company that, in such underwriter’s opinion, the inclusion of Registrable Securities held by Management Stockholders would adversely affect the offering and sale (including pricing) of such securities, then the number of Registrable Securities held by such Management Stockholders to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and
(iii) third, all other Registrable Securities and securities proposed to be sold for the account of any other Person.
Section 3.3. Registration Procedures. The Company will use its reasonable efforts to effect each Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and the Company will as expeditiously as possible:
(a) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the Registration to become effective; provided, however, that, to the extent practicable, the Company will furnish to the holders of the Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;
(b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

(c) furnish, upon request, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);
(d) notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any:
(i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;
(ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;
(iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;
(e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities to be included in such Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

(f) on or prior to the date on which a Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested covered by such Registration; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;
(h) use its reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;
(i) use its reasonable efforts to obtain:
(A) at the time of effectiveness of each Registration, a “comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” as the holders of a majority of the Registrable Securities to be included in such Registration and the underwriters reasonably request; and

(B) at the time of any underwritten sale pursuant to the registration statement, a “bring-down comfort letter,” dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;
(j) use its reasonable efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions addressed to the holders of the Registrable Securities to be included in such Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for the Company;
(k) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;
(l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;
(m) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration;
(n) use its reasonable efforts to cause all Registrable Securities covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the Common Stock are then listed, and admitted to trading on NASDAQ, if the Common Stock or any such other securities of the Company are then admitted to trading on NASDAQ;
(o) use reasonable best efforts to make available the executive officers of the Company and its Subsidiaries to participate and to cooperate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably be requested upon reasonable notice thereof by the Stockholders in connection with a firm commitment underwritten offering for the Registrable Securities with respect to a Required Registration (an underwritten offering contemplated by this 3.3(o), a “Marketed Underwritten Offering”); and

(p) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.
The Company may require each holder of Registrable Securities that will be included in such Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request in writing and as is required by Applicable Law.
Section 3.4. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company shall give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders’ or such underwriters’ to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.
Section 3.5. Rights of Requesting Holders. Each holder of Registrable Securities to be included in a Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by the Company of such request copies of the information, notices and other documents described in Section 3.3(l) and Section 3.3(p).
Section 3.6. Registration Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration in which the Company does not sell any securities for its own account.
Section 3.7. Indemnification; Contribution.
(a) The Company shall indemnify, to the fullest extent permitted by Applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Company by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form with such underwriters and the Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that the Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.
(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by Applicable Law, the Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement. It is understood and agreed that the indemnification obligations of each holder of Registrable Securities pursuant to any underwriting agreement entered into in connection with any such registration statement shall be limited to the obligations contained in this Section 3.7(b).

(c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.
(d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.7 shall be several and not joint.
(e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.
(f) The indemnity and contribution agreements contained in this Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

Section 3.8. Holdback Agreements; Registration Rights to Others. In the event and to the extent requested by the managing underwriter with respect to the initial Public Offering of the Company (or, if the Registrable Securities are being disposed of in any other underwritten Public Offering, if requested by the managing underwriter thereof and the H&F Investors have consented in writing to the application of this Section 3.8 to such underwritten Public Offering), each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities of the Company, other than those Registrable Securities included in such Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and the one hundred eighty days (180) days (or ninety (90) days in the case of any other Public Offering of the Company), subject to any customary “booster shot” extensions, after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, the Company in order to complete the sale and distribution of the securities included in such Public Offering; provided that in no event shall such shorter period of time with respect to any Stockholder be shorter than any such period for any other Stockholder). Each Stockholder agrees that it shall deliver to the underwriter or underwriters of any Public Offering to which this Section 3.8 is applicable a customary agreement reflecting its agreement set forth in this Section 3.8.
Section 3.9. Availability of Information. Following the Company’s initial Public Offering, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with Stockholders who are holders of Registrable Securities, so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). The Company shall also cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.
Section 3.10. Additional Registration Rights. Nothing contained in this Agreement shall prevent the Company from granting additional registration rights to any Person if approved by the H&F Investors.
ARTICLE IV
GOVERNANCE AND STOCKHOLDER MATTERS
Section 4.1. Board of Directors and Certain Other Governance Matters Prior to an Initial Public Offering.
(a) Prior to the consummation of an initial Public Offering, each Stockholder agrees to vote, at any time and from time to time, all of the Voting Stock held by such Stockholder and all other Voting Stock over which he, she or it has voting control and shall take all other necessary or desirable action within his, her or its control (whether in his, her or its capacity as a stockholder, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain a six (6) member Board (or such lesser or greater number of members as shall be established from time to time pursuant to the Bylaws), which shall include: (i) unless otherwise determined in writing by the H&F Investors, the chief executive officer of Associated and (ii) such other Directors as shall be designated from time to time by the H&F Investors (with at least one of such Directors being designated by H&F VI for so long as H&F VI owns any Equity Securities or Options).

(b) In the event that any Director designated by the H&F Investors pursuant to this Section 4.1 for any reason ceases to serve as a Director during his or her term of office, the resulting vacancy on the Board shall be filled by a Director promptly designated by the H&F Investors.
(c) The removal of any Director designated pursuant to this Section 4.1 may be only at the written request of the Person who designated such Director and shall be effective upon the Company’s receipt of such written request. The Stockholders shall take all steps necessary to implement any such removal in accordance with the terms of this Agreement.
(d) In order to effectuate the provisions of this Agreement (including, without limitation, the provisions set forth in Sections 4.1(a) through (c) hereof), and in connection with any matter put to a vote of the Stockholders under this Agreement or Applicable Law (but subject to the provisions of Section 5.14), prior to the consummation of an initial Public Offering, each Non-H&F Stockholder hereby grants to the H&F Investors, an irrevocable proxy (which proxy is coupled with an interest) to vote at any annual or special meeting of stockholders, or to take action by written consent in lieu of such meeting, with respect to all of the shares of Capital Stock or other voting or non-voting securities of the Company owned or held of record by such Non-H&F Stockholder, as determined by the H&F Investors, with respect to (A) the election of Directors designated in accordance with this Section 4.1, (B) the removal of Directors in accordance with this Section 4.1, (C) the election of a Director to fill any vacancy on the Board in accordance with this Section 4.1, (D) amending the certificate of incorporation of the Company but, excluding changes that would disproportionately and adversely affect the rights of the Management Stockholders as compared to the H&F Investor and (E) the taking of any other action by the Stockholders under this Agreement or approving or voting on any matter in accordance with Applicable Law (but subject to the provisions of Section 5.14); provided, that in exercising such proxy, the H&F Investors shall not agree to waive or amend any rights of such Non-H&F Stockholder under this Agreement. The H&F Investors shall use their commercially reasonable efforts to provide each Non-H&F Stockholder with written prior notice of any exercise of the proxy granted pursuant to this Section 4.1(d); provided, however, that failure to provide such written prior notice shall not affect the exercise of such proxy by the H&F Investors.
(e) The Company shall cause the boards of directors of each of Holdings and Associated to have the exact composition as provided for in this Section 4.1, and for such boards to be subject to the same rules and operating procedures as set forth in this Section 4.1, mutatis mutandis.

(f) Without the prior written consent of the H&F Investors, prior to an initial Public Offering, the Company shall not issue any options or other equity grants or awards under the Company Plan or any employee equity program unless such options, grants or other awards, and any resulting Equity Interests, are subject to the terms and provisions of this Agreement.
(g) This Section 4.1 shall terminate and be of no further force or effect upon the consummation of the initial Public Offering of the Company.
Section 4.2. Board of Directors and Certain Other Governance Matters After an Initial Public Offering.
(a) After the consummation of an initial Public Offering, to the extent permitted by Applicable Law and the rules of the principal stock exchange or inter-dealer quotation system on which the Common Stock is then traded or listed, in connection with each election of Directors, the H&F Investors shall have the right to nominate a number of individuals for election to the Board equal to the product of the following (such individuals, the “H&F Nominees”) (with at least one of such nominees initially being nominated by H&F VI if it shall continue to be a Stockholder at such time): (i) the percentage of the outstanding Equity Securities beneficially owned by the H&F Investors, taken together, and (ii) the number of directors then on the Board; provided, however that such product shall be rounded up to the nearest whole number.
(b) For so long as the H&F Investors have the right to nominate H&F Nominees for election pursuant to Section 4.2(a), in connection with each election of Directors, the Company shall nominate such H&F Nominees for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of such H&F Nominees as it provides to any other individual standing for election as a Director of the Company as part of the Company’s slate of Directors. Each Stockholder other than the H&F Investors shall vote all of its, his or her Voting Stock in favor of each H&F Nominee nominated in accordance therewith, except to the extent the H&F Investors may otherwise consent in writing.
(c) In the event that an H&F Nominee shall cease to serve as a Director for any reason (other than the failure of the stockholders of the Company to elect such individual as a director), the H&F Investors shall have the right to appoint another H&F Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any H&F Nominee shall not affect the right of the H&F Investors to designate any H&F Nominee for election pursuant to Section 4.2(a) in connection with any future election of Directors.
(d) After the consummation of the initial Public Offering, each committee and subcommittee of the Company shall include a Director nominated by the H&F Investors unless otherwise agreed in writing by the H&F Investors; provided, that, the Board shall, only to the extent necessary to comply with Applicable Law and the rules of any stock exchange on which the Common Stock is listed, modify the composition of such committee or subcommittee to the extent required to comply with Applicable Law and the rules of any such stock exchange.

Section 4.3. VCOC Stockholders.
(a) With respect to each H&F Investor and, at the request of any H&F Investor, each Affiliate thereof that directly or indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Stockholder”), for so long as the VCOC Stockholder, directly or through one or more conduit subsidiaries, continues to hold any Equity Interests, in each case, without limitation or prejudice of any the rights provided to any of the H&F Investors hereunder, the Company shall, with respect to each such VCOC Stockholder:
(i) Provide such VCOC Stockholder or its designated representative with the following:
(A) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as the VCOC Stockholder shall reasonably request;
(B) as soon as available and in any event within thirty (30) days after the end of each monthly fiscal period of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended, in each case prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;
(C) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended, in each case prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;
(D) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(E) as soon as available, the annual budget and such other financial and business information regarding the Company and its Subsidiaries as such VCOC Stockholder shall reasonably request from time to time;
(F) to the extent the Company or any of its Subsidiaries is required by Applicable Law or pursuant to the terms of any outstanding indebtedness of the Company or such Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and
(G) copies of all materials provided to the Board at substantially the same time as provided to the members of the Board and, if requested copies of the materials provided to the board of directors (or equivalent governing body) of any Subsidiary of the Company, provided, that the Company or such Subsidiary shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.
(ii) Make appropriate officers of the Company and its Subsidiaries and members of the Board available periodically and at such times as reasonably requested by such VCOC Stockholder for consultation with such VCOC Stockholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;
(iii) Give such VCOC Stockholder, if such VCOC Stockholder does not at such time have the right to designate one or more Directors pursuant to Section 4.1 above or a nominee of such VCOC Stockholder has not been elected pursuant to Section 4.2 above, the right to designate one (1) non-voting board observer who will be entitled to attend all meetings of the Board and participate in all deliberations of the Board, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a Board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege or to the extent the removal of such observer is required under Applicable Law or the rules of any stock exchange applicable to the Company;

(iv) To the extent consistent with Applicable Law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Stockholder or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries, and to provide the VCOC Stockholder or its designated representative with the right to consult with the Company and its subsidiaries with respect to such actions; and
(v) Provide such VCOC Stockholder or its designated representative with such other rights of consultation which such VCOC Stockholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.
(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.
Section 4.4. Other Matters.
(a) The Company, Holdings and Associated shall reimburse each of the respective members of its board of directors pursuant hereto who are not employees of the Company for their travel and out-of-pocket expenses incurred in connection with their serving on such board. Employees of the Company, Holdings and Associated who incur expenses in connection with their attendance of meetings of the board of directors of such entity in the performance of their duties shall also be reimbursed in accordance with the Company’s usual expense reimbursement policies.
(b) The Company, Holdings and Associated shall obtain customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board and that is reasonably acceptable to the H&F Investors.

(c) At or promptly after the Closing, the Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the H&F Investors and their respective Affiliates for their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by the Merger Agreement and the debt and equity financing in connection therewith. After the Closing, the Company will pay directly or reimburse, or cause to be paid directly or reimbursed, the H&F Investors and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred by the H&F Investors and their respective Affiliates in connection with the monitoring of their investment in the Company, including (a) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by the H&F Investors or any of their Affiliates, (b) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by the H&F Investors or any of their respective Affiliates and (c) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations. All payments or reimbursement for such expenses pursuant to this Section 4.4(d) will be made by wire transfer in same-day funds to the bank account designated by the H&F Investors or their relevant Affiliate promptly upon or as soon as practicable following request for reimbursement; provided, however, that, such H&F Investor or Affiliate has provided the Company with such supporting documentation reasonably requested by the Company.
ARTICLE V
MISCELLANEOUS
Section 5.1. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.
Section 5.2. Captions; Rules of Interpretation. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.
Section 5.3. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.
Section 5.4. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 5.5. Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:
If to the Company, Holdings or Associated, to:
Associated Materials, LLC
3773 State Road
Cuyahoga Falls, Ohio 44223
Attention: Chief Financial Officer
Facsimile: (330) 922-2296
with copies (which shall not constitute notice) to:
c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, California 94111
Attention: Erik Ragatz
                   Arrie Park
Facsimile: (415) 788-0176
and
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Attention: Chad Skinner
Facsimile: (650) 251-5002
If to the H&F Investors, to:
c/o Hellman & Friedman LLC
One Maritime Plaza, 12th Floor
San Francisco, California 94111
Attention: Erik Ragatz
                   Arrie Park
Facsimile: (415) 788-0176
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Attention: Chad Skinner
Facsimile: (650) 251-5002
If to any of the Management Stockholders, to the address of such Management Stockholder set forth opposite the name of such Management Stockholder on Schedule I;

or, in each case, to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered, in the case of any communication delivered by mail, as of the date so received, or if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day.
Section 5.6. Successors and Assigns; Additional Stockholders.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and assigns. The rights of a Stockholder, a Management Stockholder or a H&F Investor under this Agreement may not be assigned or otherwise conveyed by any such Stockholder, Management Stockholder or H&F Investor, except in connection with a Transfer of Equity Securities which, until termination of Article II pursuant to Section 5.12, is in compliance with this Agreement.
(b) Additional parties may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a counterpart of this Agreement by the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 5.15, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Stockholder as the H&F Investors and such Stockholder may agree. Promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties.
Section 5.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO SUCH STATE’S CHOICE OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.
Section 5.8. Submission to Jurisdiction.
(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.5, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.8(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by Applicable Law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.
(b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.8(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding
(c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.
Section 5.9. Remedies; Jury Trial.
(a) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any securities or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have hereunder.
(b) The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.
Section 5.10. Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than Persons indemnified pursuant to Section 3.7 and Section 5.11 (which Persons shall be express, intended third party beneficiaries of such Sections), the Affiliates of the H&F Investors pursuant to Section 4.4(d) (which Affiliates shall be express, intended third party beneficiaries of such Section) and the directors of the Company, Holdings and Associates (who shall be express, intended third party beneficiaries of Section 4.4(a) and Section 4.4(b)), the parties hereto and their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other Person.

Section 5.11. Indemnification of H&F Investors.
(a) The Company will indemnify, exonerate and hold the H&F Investors and each of their respective partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, stockholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any action, cause of action, suit, arbitration or claim arising directly or indirectly out of, or in any way relating to, (i) such H&F Investor’s or its Affiliates’ ownership of Equity Interests or other securities of the Company or such H&F Investor’s or its Affiliates’ control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of this Agreement by such Indemnitee or its Affiliates or other related Persons or the breach of any fiduciary or other duty or obligation of such Indemnitee to its direct or indirect equity holders, creditors or Affiliates or to the extent such control or the ability to control the Company or any of its Subsidiaries derives from such H&F Investor’s or its Affiliates’ capacity as an officer or director of the Company or any of its Subsidiaries) or (ii) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries; provided, however that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law. For the purposes of this Section 5.11, none of the circumstances described in the limitations contained in the proviso in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under Applicable Law or under the certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries.
(b) The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause the Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of Indemnified Liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) the Delaware General Corporation Law, as amended, (ii) the Certificate of Incorporation, (iii) the Bylaws, (iv) any director indemnification agreement, (v) this Agreement, (vi) any other agreement between the Company or any Controlled Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, (vii) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (viii) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any

Controlled Entity ((i) through (viii) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 5.11(b), entitled to enforce this Section 5.11(b) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 5.11 (b) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 5.11 (b), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any Indemnified Liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.
Section 5.12. Termination; Survival of Benefits. This Agreement shall terminate only (i) by written consent of the H&F Investors and the Management Stockholders, (ii) by written consent of the H&F Investors in connection with a Drag Along Event or (iii) upon the dissolution or liquidation of the Company; provided, however, that (a) Article V and (b) the rights and obligations of the Stockholders and the Company under Section 3.7, Section 4.4(c) and Section 5.11 shall survive any termination of this Agreement.

Section 5.13. Publicity. None of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement or disclosure in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of parties mentioned in such press release or public disclosure or statement and the Company in advance to the contents and the manner of presentation and publication thereof. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel is legally necessary or advisable, and may make such disclosure as it is advised by its counsel is required by Applicable Law.
Section 5.14. Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Stockholder relating to the Company and its Subsidiaries (including any such information received prior to the date hereof) confidential except information which (a) becomes known to such Stockholder from a source, other than the Company and its Subsidiaries or any of their respective directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company or any of its Subsidiaries to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that such non-public information shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and Affiliates who need to know such non-public information and for the H&F Investors to their current and prospective investors, partners and members in a manner consistent with past practice, and, if requested, to rating agencies and, if required by Applicable Law, applicable regulatory authorities. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by a court of competent jurisdiction or by any governmental agency; provided, however, that if legally permissible prompt notice of such required disclosure shall be given to the Company and the H&F Investors prior to the making of such disclosure so that the Company and/or the H&F Investors may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.
Section 5.15. Amendments; Waivers. The failure of any party to seek redress for the violation of or to insist upon the strict performance of any term of this Agreement shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Agreement may be amended, each party hereto may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only by the prior written consent or written waiver of the Company and the H&F Investors; provided, however, that (a) no amendment, modification or waiver shall adversely and disproportionately affect the rights of the Management Stockholders as compared to the H&F Investors without the Management Stockholders’ prior written consent and (b) any amendment, modification or waiver to Section 2.6 that is adverse to any Management Stockholder relative to any other Management Stockholder shall require the prior written consent of such Management Stockholder.

Section 5.16. Agreement Governs in Event of Conflict. In the event the provisions of this Agreement conflict with or are inconsistent with the provisions of the Certificate of Incorporation or the Bylaws, this Agreement shall govern to the extent permitted by Applicable Law.
Section 5.17. Consents, Approvals and Actions.
(a) If any consent, approval or action of the H&F Investors is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding shares of Common Stock held by the H&F Investors at such time provide such consent, approval or action in writing at such time.
(b) If any consent, approval or action of the Management Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the beneficial owners of a majority of the shares of Common Stock beneficially owned by the Management Stockholders at such time provide such consent, approval or action in writing at such time.
*     *     *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CAREY INVESTMENT HOLDINGS CORP.
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President—Chief Financial Officer, Treasurer and Secretary

CAREY INTERMEDIATE HOLDINGS CORP.
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President—Chief Financial Officer, Treasurer and Secretary

ASSOCIATED MATERIALS, LLC
By:	/s/ Stephen E. Graham
	Name:	Stephen E. Graham
	Title:	Vice President—Chief Financial Officer, Treasurer and Secretary

[Stockholders Agreement Signature Page]

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI, L.P.
By:	Hellman & Friedman Investors VI, L.P., its General Partner
By:	Hellman & Friedman LLC, its General Partner
By:	/s/ Erik D. Ragatz
	Name:	Erik Ragatz
	Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL PARTNERS VI (PARALLEL), L.P.
By:	Hellman & Friedman Investors VI, L.P., its General Partner
By:	Hellman & Friedman LLC, its General Partner
By:	/s/ Erik D. Ragatz
	Name:	Erik Ragatz
	Title:	Managing Director

HELLMAN & FRIEDMAN CAPITAL EXECUTIVES VI, L.P.
By:	Hellman & Friedman Investors VI, L.P., its General Partner
By:	Hellman & Friedman LLC, its General Partner
By:	/s/ Erik D. Ragatz
	Name:	Erik Ragatz
	Title:	Managing Director

[Stockholders Agreement Signature Page]

HELLMAN & FRIEDMAN CAPITAL ASSOCIATES VI, L.P.
By:	Hellman & Friedman Investors VI, L.P., its General Partner
By:	Hellman & Friedman LLC, its General Partner
By:	/s/ Erik D. Ragatz
	Name:	Erik Ragatz
	Title:	Managing Director

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Warren J. Arthur
Name:	Warren J. Arthur

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Charles A. Carroll
Name:	Charles A. Carroll

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Thomas N. Chieffe
Name:	Thomas N. Chieffe

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Daniel Dolson
Name:	Daniel Dolson

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Robert M. Franco
Name:	Robert M. Franco

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Stephen E. Graham
Name:	Stephen E. Graham

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ John F. Haumesser
Name:	John F. Haumesser

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ David L. King
Name:	David L. King

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Thomas Naples
Name:	Thomas Naples

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ Robert A. Schindler
Name:	Robert A. Schindler

[Stockholders Agreement Signature Page]

EXECUTIVE SIGNATURE PAGE

/s/ David M. Thompson
Name:	David M. Thompson

[Stockholders Agreement Signature Page]